UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2013

United Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Executive Officer Salaries and Bonus Opportunities

On January 31, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of United Therapeutics Corporation (the “Company”) approved the 2013 salaries and cash and long-term incentive bonus target opportunities for the Company’s executive officers as follows. Base salary increased by 4% for each executive officer, consistent with the average base salary increase for all employees in 2013.

•                  Dr. Martine Rothblatt’s annual base salary is increased from $964,080 to $1,002,643.  Dr. Rothblatt’s annual cash incentive bonus target opportunity for 2013 is 100% of her base salary.  Dr. Rothblatt may be entitled to receive a stock option grant on December 31, 2013, in accordance with the formula set forth in her employment agreement, which takes into account the rise, if any, in the Company’s market capitalization from December 2012 to December 2013.

•                  Dr. Roger Jeffs’ annual base salary is increased from $782,000 to $813,300.  Dr. Jeffs’ annual cash incentive bonus target opportunity for 2013 is 75% of his base salary, and his annual long-term incentive bonus target opportunity remains unchanged at 175,000 Share Tracking Awards (“STAP Awards”) under the Company’s 2011 Share Tracking Awards Plan (the “2011 Plan”).

•                  Mr. Paul Mahon’s annual base salary is increased from $680,200 to $707,400.  Mr. Mahon’s annual cash incentive bonus target opportunity for 2013 is 60% of his base salary, and his annual long-term incentive bonus target opportunity remains unchanged at 125,000 STAP Awards under the 2011 Plan.

•                  Mr. John Ferrari’s annual base salary is increased from $526,240 to $547,300.  Mr. Ferrari’s annual cash incentive bonus target opportunity for 2013 is 60% of his base salary, and his annual long-term incentive bonus target opportunity remains unchanged at 125,000 STAP Awards under the 2011 Plan.

Payout under the foregoing 2013 contingent cash incentive bonus target opportunities will be assessed pursuant to the Company-Wide Milestone Incentive Bonus Program criteria applicable for 2013.  In addition, the Committee may exercise its discretion to increase the award percentage earned.

When determining payouts under the foregoing 2013 long-term incentive bonus target opportunities for Dr. Jeffs and Messrs. Mahon and Ferrari, the Committee will consider the following factors: (i) a subjective evaluation of individual performance, including contribution to the advancement of corporate objectives, impact on financial results and strategic accomplishments; (ii) the Company’s overall performance, financial condition and prospects; and (iii) accomplishments under the Company-Wide Milestone Incentive Bonus Program.

A detailed discussion of the Company’s executive compensation program will be provided in its definitive proxy statement in connection with its 2013 annual meeting of shareholders, which the Company expects to file with the Securities and Exchange Commission on or about April 30, 2013.

Amendments to Share Tracking Awards Plan

On February 1, 2013, the Board, acting upon the recommendation of the Committee, approved the Third Amendment to the 2011 Plan. The Third Amendment increases the maximum number of STAP Awards authorized for grant under the 2011 Plan by 1,400,000 awards.   This increase is intended to accommodate anticipated grants of STAP Awards under our long-term incentive bonus and compensation programs during 2013.

The 2011 Plan was originally filed on March 18, 2011, as Exhibit 10.1 to the Company’s Current Report on Form 8-K.  The First Amendment to the 2011 Plan was filed on February 6, 2012, as Exhibit 10.2 to the Company’s Current Report on Form 8-K.  The Second Amendment to the 2011 Plan was filed on November 1, 2012, as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q.  The text of the Third Amendment to the 2011 Plan is filed herewith as Exhibit 10.1.

Item 7.01.  Regulation FD Disclosure.

On February 4, 2013, the Company issued a press release announcing that its Board of Directors has authorized a share repurchase program of up to $420 million of its common stock.  Shares repurchased under this program will be held in treasury.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K, and Exhibits 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit

10.1	Third Amendment to the United Therapeutics Corporation 2011 Share Tracking Awards Plan, effective as of February 1, 2013

99.1	Press release dated February 4, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: February 4, 2013	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Third Amendment to the United Therapeutics Corporation 2011 Share Tracking Awards Plan, effective as of February 1, 2013

99.1	Press release dated February 4, 2013